EXHIBIT 99.1
INDEPENDENT AUDITORS’ REPORT
The Board of Managers
USAgencies, L.L.C.
Baton Rouge, Louisiana
We have audited the accompanying consolidated balance sheets of USAgencies, L.L.C. and Subsidiaries as of December 31, 2006 and 2005 and the related consolidated statements of operations and comprehensive income, members’ equity and cash flows for the years ended December 31, 2006, 2005 and 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of USAgencies, L.L.C. and Subsidiaries as of December 31, 2006 and 2005, and the results of their consolidated operations and cash flows for the years ended December 31, 2006, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.
/s/ Postlethwaite & Netterville

Baton Rouge, Louisiana
March 15, 2007

USAGENCIES, L.L.C. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2006 AND 2005

	2006	2005
ASSETS

Cash and cash equivalents	$22,748,779	$14,701,459
Investments available for sale	79,164,466	77,678,904
Premium finance contracts receivable — net	37,269,671	35,004,628
Prepaid reinsurance premiums	32,905,085	30,533,193
Reinsurance recoverables and receivables	49,933,134	49,788,919
Deferred policy acquisition costs	1,542,805	2,104,203
Real estate held for investment — net	6,335,951	6,420,939
Property and equipment — net	4,649,736	5,183,360
Deferred income taxes	5,718,994	5,481,808
Licenses and other intangible assets, less accumulated amortization of $1,135,884 and $589,232	2,026,848	2,573,500
Investment income due and accrued	1,292,450	1,419,054
Income taxes receivable	1,751,497	—
Other assets	5,256,517	2,035,175

Total assets	$250,595,933	$232,925,142

LIABILITIES AND MEMBERS’ EQUITY

LIABILITIES
Losses and loss adjustment expenses	$70,366,139	$73,471,167
Unearned premiums, fees, and ceding commissions	54,441,363	50,018,710
Notes payable and capital lease obligations	173,782	416,006
Accounts payable and accrued expenses	7,298,013	9,201,316
Income taxes payable	1,776,400	3,855,782
Subordinated notes	20,000,000	20,000,000

Total liabilities	154,055,697	156,962,981

MEMBERS’ EQUITY
Members’ equity	97,228,195	76,506,401
Accumulated other comprehensive loss	(687,959)	(544,240)

Total members’ equity	96,540,236	75,962,161

Total liabilities and members’ equity	$250,595,933	$232,925,142

The accompanying notes are an integral part of these statements.

USAGENCIES, L.L.C. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	2006	2005	2004

REVENUES
Premiums written	$177,054,629	$157,274,726	$140,733,199
Premiums ceded	(125,576,409)	(111,512,116)	(99,673,611)
Change in unearned premiums	(811,646)	(1,592,110)	(957,185)
Policy and other underwriting fees	11,237,783	12,340,193	11,513,006

Net premiums and fees earned	61,904,357	56,510,693	51,615,409
Financing interest and fees	21,073,674	19,661,953	18,365,995
Investment income — net	5,147,358	3,079,408	1,726,441
Other income	2,458,590	65,308	3,388

Total revenues	90,583,979	79,317,362	71,711,233

EXPENSES AND LOSSES
Losses and loss adjustment expenses	35,423,160	32,900,742	27,278,988
General, administrative, and selling expenses	17,646,886	17,702,873	13,533,661
Interest expense	2,069,877	1,346,703	375,810
Depreciation and amortization	2,494,377	1,521,794	903,781

Total expenses and losses	57,634,300	53,472,112	42,092,240

INCOME BEFORE INCOME TAXES	32,949,679	25,845,250	29,618,993

Provision for income taxes	12,460,226	9,568,286	11,241,800

NET INCOME	20,489,453	16,276,964	18,377,193

Unrealized holding losses on securities available for sale arising during the year — net of income taxes	(143,719)	(889,853)	(308,993)

COMPREHENSIVE INCOME	$20,345,734	$15,387,111	$18,068,200

The accompanying notes are an integral part of these statements.

USAGENCIES, L.L.C. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

		Accumulated
		Other
	Members’	Comprehensive
	Equity	Income (Loss)	Total

Balance, December 31, 2003	$42,128,372	$654,606	$42,782,978

Net change in unrealized appreciation of securities available-for-sale, net of income taxes	—	(308,993)	(308,993)

Unit-based compensation	250,000	—	250,000

Unit options exercised and subsequently repurchased, net of income taxes	(216,128)	—	(216,128)

Net income	18,377,193	—	18,377,193

Balance, December 31, 2004	60,539,437	345,613	60,885,050

Net change in unrealized appreciation (depreciation) of securities available for sale, net of income taxes	—	(889,853)	(889,853)

Settlement of unit-based compensation	(250,000)	—	(250,000)

Units repurchased from member	(60,000)	—	(60,000)

Net income	16,276,964	—	16,276,964

Balance, December 31, 2005	76,506,401	(544,240)	75,962,161

Net change in unrealized depreciation of securities available for sale, net of income taxes	—	(143,719)	(143,719)

Unit-based compensation	232,341	—	232,341

Net income	20,489,453	—	20,489,453

Balance, December 31, 2006	$97,228,195	$(687,959)	$96,540,236

The accompanying notes are an integral part of these statements.

USAGENCIES, L.L.C. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	2006	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$20,489,453	$16,276,964	$18,377,193
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,494,377	1,521,794	903,781
Depreciation of real estate investment	121,678	24,680	—
Deferred income taxes	(159,800)	(478,148)	(1,260,600)
Provision for credit losses	—	150,000	—
Unit-based compensation expense	232,341	—	250,000
Net amortization (capitalization) of deferred policy acquisition costs	561,398	(1,187,017)	931,596
Bond amortization and other — net	415,131	435,621	308,774
Net loss on sale of investments	30,945	4,868	—
Changes in operating assets and liabilities:
Receivables, investment income due and accrued, and other assets	(4,781,150)	(21,586,698)	(14,612,304)
Accounts payable, accrued expenses and unearned premiums, fees, and ceding commissions	(1,161,530)	9,021,008	7,715,274
Losses and loss adjustment expenses	(3,105,028)	20,016,626	11,485,917
Other operating assets and liabilities	(3,094,738)	(1,387,127)	(273,837)

Net cash provided by operating activities	12,043,077	22,812,571	23,825,794

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of available-for-sale investments	(28,427,161)	(30,000,294)	(26,664,894)
Proceeds from sale of available-for-sale investments	26,274,418	9,370,673	5,082,705
Proceeds from sale of property and equipment	2,651	5,007	45,087
Purchase of real estate	—	(6,445,619)	—
Purchases of property and equipment	(1,438,442)	(3,443,221)	(1,167,614)
Acquisitions of intangible assets	—	(817,609)	—

Net cash used in investing activities	(3,588,534)	(31,331,063)	(22,704,716)

CASH FLOWS FROM FINANCING ACTIVITIES
Net payments on line of credit	—	(9,928,548)	(1,026,344)
Payments on notes payable and capital lease obligations	(407,223)	(334,157)	(290,906)
Proceeds from issuance of trust preferred subordinated notes	—	19,450,000	—
Settlement of unit-based compensation	—	(250,000)	—
Repurchase of member units	—	(60,000)	—
Repurchase of unit options exercised	—	—	(260,680)

Net cash provided by (used in) financing activities	(407,223)	8,877,295	(1,577,930)

NET CHANGE IN CASH AND CASH EQUIVALENTS	8,047,320	358,803	(456,852)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	14,701,459	14,342,656	14,799,508

CASH AND CASH EQUIVALENTS, END OF YEAR	$22,748,779	$14,701,459	$14,342,656

The accompanying notes are an integral part of these statements.

USAGENCIES, L.L.C. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	2006	2005	2004

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the year for:

Interest	$1,962,502	$1,256,435	$402,292

Income taxes paid — net of refunds	$16,410,259	$8,006,872	$9,734,168

NON-CASH INVESTING AND FINANCING ACTIVITIES

Equipment acquired by entering into capital lease obligations	$—	$—	$154,101

The accompanying notes are an integral part of these statements.

USAGENCIES, L.L.C. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. Significant Accounting Policies
USAgencies, L.L.C. and its subsidiaries (the Company) began operating in the personal automobile insurance and premium finance industries in October, 1995. The Company is engaged in underwriting, servicing and distributing non-standard automobile insurance policies and related products and services to individual consumers in highly targeted geographic areas. As of December 31, 2006, the Company writes insurance policies in Louisiana, Illinois and Alabama, and operates utilizing 92 retail store locations.
a. Principles of consolidation
The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of USAgencies, L.L.C. and its subsidiaries. Subsidiaries in the accompanying consolidated financial statements include USAgencies Casualty Insurance Company, Inc., a property and casualty insurer; USAgencies Direct Insurance Company, a property and casualty insurer; LIFCO, L.L.C., a premium finance company; and USAgencies Management Services, Inc., an insurance managing general agency. The subsidiaries have structured their business activities such that all insurance and premium finance operations are solely with each other in order to offer a comprehensive insurance and financing product to customers. All material intercompany balances and transactions have been eliminated in consolidation.
b. Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates and assumptions are used in estimating the Company’s insurance liabilities, related reinsurance recoverables, the fair value of investments, revenue recognition, deferred policy acquisition costs, and accruals. If future experience differs materially for these estimates and assumptions, the consolidated financial statements could be affected.
c. Investments
Debt and equity investments are considered by management to be available for sale and are reported at estimated fair value as determined by quoted market prices, adjusted for other than temporary declines in fair value, with unrealized gains and losses reported, net of deferred income taxes, as a separate component of members’ equity.
Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses.
In estimating other than temporary impairment losses, management considers (1) the length of time and the extent to which fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

USAGENCIES, L.L.C. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. Significant Accounting Policies (continued)
d. Deferred policy acquisition costs
Costs associated with acquiring insurance that vary with and are primarily related to the production of new and renewal business are deferred and amortized over the expected term of the policies. Insurance policies are written for either a six month or one year term. These costs are net of ceding commissions received from reinsurers that represent reimbursement of acquisition costs. The Company regularly reviews the categories of acquisition costs that are deferred and assesses the recoverability of the asset. A premium deficiency, and a corresponding charge to income is recognized, if the sum of the expected loss and loss adjustment expenses, unamortized acquisition costs, and maintenance costs exceed related unearned premiums and anticipated investment income. Investment income is anticipated in the premium deficiency calculation. At December 31, 2006 and 2005, management determined that there was no premium deficiency.
e. Real estate, property and equipment
Real estate, property and equipment are recorded at cost and depreciated and amortized over the estimated useful lives of the related assets or estimated lease terms for leasehold improvements predominantly on the straight-line method. Estimated useful lives of real estate, property and equipment range from three to thirty-nine years.
f. Licenses and Other Intangibles
Licenses represent the value of state certificates of authority acquired in the purchase of USAgencies Direct Insurance Company. These licenses are deemed to have indefinite useful lives. During 2005, the Company also acquired the general agency rights and operations of a small entity. These intangibles primarily represent the customer base and renewal rights, which are being amortized over the estimated useful lives of these intangible assets.
Statement of Financial Accounting Standard No. 142 Goodwill and Other Intangible Assets (SFAS No. 142) requires the use of a non-amortization approach to account for separately recognized intangible assets that have indefinite useful lives. SFAS no. 142 further requires that intangible assets be assessed for impairment from time to time and that their carrying value be written down to fair value if required.
During 2006, 2005 and 2004, the Company assessed the need for impairment of the licenses based in part on an analysis from an insurance consulting firm which specializes in buy/sell transactions of property and casualty insurance companies. Management determined that the estimated fair value of the licenses exceeded the carrying value and, therefore, no impairment write down is required.

USAGENCIES, L.L.C. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. Significant Accounting Policies (continued)
g. Credit losses
The provision for credit losses is maintained at balances that management considers to be adequate to cover losses of principle in the existing premium finance contract portfolio. Management takes into consideration current economic conditions, unearned premium collateral associated with the contract, delinquencies, experience, and other factors as necessary. Finance receivables are secured by the related unearned premiums of the respective insurance policies.
h. Insurance liabilities
The liability for losses and loss adjustment expenses includes amounts determined from losses reported on individual claims, an amount for claims incurred but not yet reported based upon past experience and industry data, and expenses for processing, investigation and adjudication of unpaid claims. Such liabilities are necessarily based on estimates using actuarial methods and assumptions commonly used in the property and casualty insurance industry. The Company does not discount its reserve liabilities but records these liabilities net of anticipated salvage and subrogation recoverables. The methods for making such estimates and for establishing the resulting liability are continually reviewed and any adjustments are reflected in current operations. The Company periodically adjusts its loss and loss adjustment expense reserves for changes in product mix, underwriting standards, loss cost trends and other factors. The liability for loss and loss adjustment expenses may also be impacted by factors such as the rate of inflation, claims settlements patterns, litigation and legislative activities. While management believes the amounts provided are adequate, the ultimate liability may differ from the amount provided.
i. Accounting and Reporting for Reinsurance
Pursuant to SFAS No. 113, Accounting and Reporting for Reinsurance of Short-Duration and Long Duration Contracts, the Company reviews the contractual terms of all its reinsurance contracts to ensure compliance. SFAS No. 113 establishes conditions required for a contract with a reinsurer to be accounted for as reinsurance and prescribes accounting and reporting standards for those contracts. For all reinsurance transactions, immediate recognition of gains is precluded unless liability to policyholders is extinguished. SFAS No. 113 also requires the disclosure of the nature, purpose and effect of reinsurance transactions, including the premium amounts associated with reinsurance assumed and ceded, as well as concentrations of credit risk associated with reinsurance receivables and prepaid reinsurance premiums. Contracts that do not result in the reasonable possibility that the reinsurer may realize a significant loss from the insurance risk assumed generally do not meet the conditions for reinsurance accounting and must be accounted for as deposits. Management believes it has properly accounted for all reinsurance contracts, and all contracts meet the conditions for reinsurance accounting.

USAGENCIES, L.L.C. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. Significant Accounting Policies (continued)
j. Income taxes
The Company and its subsidiaries file a consolidated federal income tax return. The Company has elected to be taxed as a corporation for income tax purposes. Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax basis of assets and liabilities and their reported amounts in the financial statements. These temporary differences are related primarily to deferral of policy acquisition costs, insurance liabilities, accrued liabilities, unearned premiums and ceding commissions, unit-based compensation, and depreciation. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in SFAS No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.
k. Guaranty fund assessments
The Company recognizes liabilities for assessments when it is probable that an assessment will be imposed, the underlying premium has been written and the amount of the assessment can be reasonably estimated.
l. Recognition of premium revenues, policy fees, and ceding commissions
Premium revenues, policy fees, and ceding commissions not allocated to deferred acquisition costs are recognized as income on a pro rata basis over the terms of the related policies. The Company receives a ceding commission from its quota share reinsurer for the purpose of reimbursing acquisition costs, loss adjustment expenses and administrative expenses for the reinsurer’s share of insurance business written. The portion of premiums, fees, and ceding commissions that will be earned in the future are deferred and reported as “unearned premiums, fees, and ceding commissions” in the accompanying consolidated balance sheets.
m. Finance revenue and fees
The Company recognizes interest and origination fees from finance receivables using the interest method. Late fee revenue is recognized when received. Interest is accrued on finance receivables.
On the eleventh day after a payment is contractually due, the Company cancels the underlying insurance policy pursuant to a power of attorney contained in the premium finance contract (loan) and then applies the unearned premium thereof to unpaid principal and interest. The loan is closed by writing off any uncollected amounts or refunding any overpayment to the customer. Therefore, no finance receivables are considered past due.

USAGENCIES, L.L.C. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. Significant Accounting Policies (continued)
n. Unit-based compensation
The Company calculates the fair value of unit options granted to employees and expenses the estimated fair value over the vesting period of the options in accordance with SFAS No. 123R, Share-Based Compensation. The Company also recognizes the fair value of restricted unit-based compensation as compensation expense based on the estimated fair value of the securities, which is based on independent appraisal.
o. Advertising costs
The Company utilizes various advertising mediums such as yellow pages, television, and radio campaigns and print advertisements. The Company’s policy is to expense advertising costs as incurred except as may be considered in the capitalization of deferred policy acquisition costs. Advertising costs, without regard to deferred policy acquisition costs, was approximately $6,382,000, $7,623,000 and $6,557,000 during the years ended December 31, 2006, 2005 and 2004, respectively.
p. Cash flows
The Company considers money market funds, commercial paper and certificates of deposit with maturities of less than one year to be cash equivalents. Certificates of deposit pledged to various state insurance departments for the benefit of policyholders are considered to be investments.
q. Disclosure about Fair Value of Financial Instruments
In accordance with SFAS No. 107, Disclosures about Fair Value of Financial Instruments, information is provided about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of SFAS No. 107, the estimated fair value of a financial instrument is the estimated amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.
r. Earnings per unit/share
SFAS No. 128, Earnings Per Share establishes basic earnings per share unit (share) which assumes no dilution for membership unit equivalents. Basic earnings per unit is calculated by dividing net income available to unit holders by the weighted average number of units outstanding for the period. In addition to basic earnings per share, diluted earnings per share must also be presented.
s. Segment Information
SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information establishes standards for reporting information about operating segments in annual financial statements. The financial information to be reported includes segment profit or loss, certain revenue and expense items, and segment assets and reconciliations to corresponding amounts in the general purpose financial statements. It also establishes requirements for related disclosures about products and services, geographic areas, and major customers.

USAGENCIES, L.L.C. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. Significant Accounting Policies (continued)
t. Reclassifications
Certain amounts have been reclassified in the 2005 and 2004 consolidated financial statements to conform their presentation to that used in the 2006 consolidated financial statements.
u. Recent Accounting Pronouncements
In November 2005, the FASB issued Staff Position (FSP) FAS 115-1 and FAS 124-1, which nullifies certain provisions of EITF Issue 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, and completely supersedes EITF Topic D-44, Recognition of Other Than Temporary Impairment upon the Planned Sale of a Security Whose Cost Exceeds Fair Value, addresses (1) determining when an investment should be considered impaired, (2) determining whether an impairment should be deemed other than temporary, and (3) measuring impairment loss. Management evaluated the requirements of FSP Nos. FAS 115-1 and FAS 124-1 and their adoption has no material impact on the Company’s financial statements.
In July 2006, FASB Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109 (FIN 48), was issued. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 also prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, as well as providing guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006 with earlier application permitted as long as the enterprise has not yet issued financial statements, including interim financial statements, in the period of adoption. Management has evaluated the requirements of FIN 48 and expects that the adoption of FIN 48 will have no material impact on the Company’s future financial statements.
In September 2006, the FASB issued Statement No. 157, Fair Value Measurements (SFAS 157), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP) and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for the fiscal year, including financial statements for an interim period within that fiscal year. Management has not evaluated the requirements of SFAS 157 and has not yet determined if SFAS 157 will have a material impact on the Company’s future financial statements.

USAGENCIES, L.L.C. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. Significant Accounting Policies (continued)
u. Recent Accounting Pronouncements (continued)
In February 2007, the FASB issued Statement No. 159, Establishing the Fair Value Option for Financial Assets and Liabilities (SFAS 159), which includes an amendment to FASB No. 115, Accounting for Certain Investments in Debt and Equity Securities (SFAS 115). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement, which is consistent with the FASB’s long-term measurement objectives for accounting for financial instruments. This statement applies to all entities and most of the provisions of this statement apply only to entities that elect the fair value option. However, the amendment to SFAS 115 applies to all entities with available-for-sale and trading securities. SFAS 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted for an entity that has also elected to apply the provisions of SFAS 157, Fair Value Measurements. An entity is prohibited from retrospectively applying SFAS 159, unless it chooses early adoption. SFAS 159 also applies to eligible items existing at November 15, 2007 (or early adoption). Management has not evaluated the requirements of SFAS 159 and has not yet determined if SFAS 159 will have a material impact on the Company’s future financial statements.

USAGENCIES, L.L.C. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
2. Finance Receivables
Finance receivables, which are secured by unearned premiums from the underlying insurance policies, consisted of the following at December 31, 2006 and 2005:

	2006	2005

Premium finance contracts	$41,311,613	$39,004,428
Unearned finance charges	(3,491,942)	(3,449,800)
Allowance for credit losses	(550,000)	(550,000)

Finance receivables, net	$37,269,671	$35,004,628

The original term of a substantial portion of the premium finance contracts is five months, although premium finance contracts are generally no longer than twelve months. It is the Company’s experience that a substantial portion of the insurance coverage and related finance receivables cancel before contractual maturity dates.
3. Investments
The investment portfolio consists of fixed income securities, which are classified as available-for-sale and carried at estimated fair value. The aggregate amortized cost, gross unrealized holding gains, gross unrealized holding losses, and estimated fair value of available-for-sale securities by major type at December 31, 2006 and 2005 are as follows:

	December 31, 2006
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

U.S. Treasury securities	$2,584,723	$10,006	$22,047	$2,572,682
Municipal bonds	47,729,032	97,778	510,434	47,316,376
Mortgage-backed securities	28,289,183	25,340	651,052	27,663,471
Corporate and other	1,499,928	1,341	9,332	1,491,937
Certificates of deposit	120,000	—	—	120,000

Total	$80,222,866	$134,465	$1,192,865	$79,164,466

USAGENCIES, L.L.C. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
3. Investments (continued)

	December 31, 2005
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

U.S. Treasury securities	$21,671,368	$7,158	$50,545	$21,627,981
Municipal bonds	42,422,496	135,174	620,269	41,937,401
Mortgage-backed securities	12,301,480	35,174	339,155	11,997,499
Corporate and other	2,000,852	6,467	11,296	1,996,023
Certificates of deposit	120,000	—	—	120,000

Total	$78,516,196	$183,973	$1,021,265	$77,678,904

At December 31, 2006 and 2005, investments in fixed income securities with an approximate carrying value of $2,616,000 and $2,575,000 were on deposit with regulatory authorities as required by insurance regulations.
The amortized cost and estimated fair value of debt securities at December 31, 2006 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations without prepayment penalties.

		Estimated
	Amortized	Fair
	Cost	Value

Due in one year or less	$10,260,089	$10,237,921
Due after one year through five years	32,468,581	32,139,578
Due after five years through ten years	9,205,013	9,123,496

Subtotal	51,933,683	51,500,995

Mortgaged-backed securities	28,289,183	27,663,471

Total	$80,222,866	$79,164,466

USAGENCIES, L.L.C. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
3. Investments (continued)
The following table shows securities with gross unrealized losses at December 31, 2006 and 2005 aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	Less Than Twelve Months		Over Twelve Months
	Gross	Estimated	Gross	Estimated
	Unrealized	Fair	Unrealized	Fair
December 31, 2006	Losses	Value	Losses	Value

U.S. Treasury securities	$2,815	$997,185	$19,232	$780,378
Municipal bonds	11,615	2,698,258	498,819	30,509,783
Mortgage-backed securities	303,019	15,507,495	348,033	10,025,476
Corporate and other	—	—	9,332	989,350

Total	$317,449	$19,202,938	$875,416	$42,304,987

	Less Than Twelve Months		Over Twelve Months
	Gross	Estimated	Gross	Estimated
	Unrealized	Fair	Unrealized	Fair
December 31, 2005	Losses	Value	Losses	Value

U.S. Treasury securities	$11,391	$18,345,738	$39,154	$1,768,712
Municipal bonds	266,838	23,022,642	353,431	10,191,148
Mortgage-backed securities	7,244	354,818	331,911	9,925,262
Corporate and other	11,296	986,080	—	—

Total	$296,769	$42,709,278	$724,496	$21,885,122

At December 31, 2006, debt securities with unrealized losses have depreciated approximately 2% from the Company’s amortized cost basis. These unrealized losses relate principally to current market interest rates for similar types of securities. In analyzing an issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and the results of reviews of the issuer’s financial condition. As management has the ability to hold debt securities until maturity, or for the foreseeable future if classified as available for sale, no declines in fair value are deemed to be other-than-temporary.

USAGENCIES, L.L.C. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
3. Investments (continued)
Net investment income for the years ended December 31, 2006, 2005 and 2004 consisted of the following:

	2006	2005	2004

Interest on debt securities	$2,992,694	$2,302,779	$1,755,231
Interest on cash and short-term investments	1,303,663	743,481	80,225
Rental income on real estate held for investment	2,400,000	314,058	—
Realized capital gains (losses) — net	(30,945)	(4,868)	3,424

	6,665,412	3,355,450	1,838,880
Less investment expenses	(1,518,054)	(276,042)	(112,439)

Investment income — net	$5,147,358	$3,079,408	$1,726,441

4. Real Estate Held for Investment, Property and Equipment
Real estate held for investment, property and equipment consisted of the following at December 31, 2006 and 2005:

	2006	2005

Real estate held for investment:
Land	$1,483,750	$1,483,750
Building and parking lot	4,998,559	4,961,869
Less: accumulated depreciation	(146,358)	(24,680)

Real estate held for investment — net	$6,335,951	$6,420,939

Property and equipment:
Computer equipment and software	$5,432,345	$6,608,381
Furniture and equipment	1,544,522	1,714,729
Leasehold improvements and other	2,178,384	2,263,164
Less: accumulated depreciation and amortization	(4,505,515)	(5,402,914)

Property and equipment — net	$4,649,736	$5,183,360

During 2005, the Company purchased real estate for investment purposes totaling $6,445,619, and the Company assumed the lease with a tenant from the previous owner. The building is under lease agreement with the Federal Emergency Management Agency (FEMA). FEMA currently pays a monthly rent amount of $200,000. The lease term is for three years and expires on August 28, 2008; however, FEMA may terminate the lease at any time on or after February 28, 2006 with 15 days written notice (See Note 3).

USAGENCIES, L.L.C. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
4. Real Estate Held for Investment, Property and Equipment (continued)
At December 31, 2006 and 2005, the Company was in the process of upgrading its phone system. Accumulated costs incurred at December 31, 2006 and 2005 were approximately $1,800,000 and $280,000, respectively, and are included in other assets. During January 2007, the project was suspended during the pendency of the sale transaction described in Notes 21 and 22. The completion and placing of this communications project in service or potential impairment of the costs incurred related to this project are being evaluated by management and are uncertain at December 31, 2006.
5. Unpaid Losses and Loss Adjustment Expenses
Activity in the liability for unpaid losses and loss adjustment expenses during the years ended December 31, 2006, 2005 and 2004 is summarized as follows:

	2006	2005	2004

Balance at beginning of year	$73,471,167	$53,454,541	$41,968,624
Less reinsurance recoverables	(46,415,706)	(33,331,116)	(26,497,575)

Net balance at beginning of year	27,055,461	20,123,425	15,471,049

Incurred related to:
Current year	41,755,721	38,587,557	31,967,791
Prior years favorable development	(6,332,561)	(5,686,815)	(4,688,803)

Total incurred	35,423,160	32,900,742	27,278,988

Paid related to:
Current year	22,153,462	16,852,381	16,014,850
Prior years	12,964,249	9,116,325	6,611,762

Total paid	35,117,711	25,968,706	22,626,612

Net balance at end of year	27,360,910	27,055,461	20,123,425
Plus reinsurance recoverables	43,005,229	46,415,706	33,331,116

Balance at end of year	$70,366,139	$73,471,167	$53,454,541

During 2006, 2005 and 2004, the Company experienced overall favorable development on unpaid claims liabilities established in prior years. In establishing reserves, management considers facts currently known, historical claims information, industry average loss data, and the present state of laws and coverage litigation. However, the process of establishing loss reserves is complex and reflects significant judgmental factors. Management believes that the aggregate loss reserves at December 31, 2006 are reasonable and adequate to cover claims for losses that have occurred. Management can give no assurance that the ultimate loss and loss adjustment expenses incurred through December 31, 2006 will not vary from the above estimates, and such difference could be significant.

USAGENCIES, L.L.C. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
5. Unpaid Losses and Loss Adjustment Expenses (continued)
Hurricanes Katrina and Rita severely impacted South Louisiana in August and September 2005, respectively. The Louisiana Department of Insurance issued emergency rules by which eligible insureds continued to receive insurance coverage even if they failed to make premium payments or failed to renew policies that expired during the emergency period. The Company continued to afford coverage and pay claims on policies covered under the emergency rules, which expired on November 30 or December 31, 2005, depending on the residency of the insured.
The Company’s estimate of Hurricane Katrina catastrophe claims and claims expenses at December 31, 2006 was approximately $669,000, net of reinsurance. The Company’s estimate of Hurricane Rita catastrophe claims and claims expenses at December 31, 2006 was approximately $305,000, net of reinsurance.
6. Deferred Policy Acquisition Costs
Policy acquisition costs, which consists primarily of underwriting and solicitation costs associated with acquiring and renewing insurance policies, are deferred and charged against income over the term of the related policy. The components of deferred policy acquisition cost were amortized to expense during the years ended December 31, 2006, 2005 and 2004 as follows:

	2006	2005	2004

Beginning deferred acquisition costs	$2,104,203	$917,186	$2,303,946
Costs deferred	19,020,000	17,349,000	14,956,000
Costs recovered through ceding commission	(13,459,073)	(9,974,124)	(11,729,229)
Amortization expense	(6,122,325)	(6,187,859)	(4,613,531)

Ending deferred acquisition costs	$1,542,805	$2,104,203	$917,186

7. Reinsurance Activity
The Company cedes a significant portion of its insurance premiums written to another insurance company under quota share reinsurance contracts. The Company also enters into catastrophe and excess of loss reinsurance contracts which protect against losses over stipulated amounts arising from any one occurrence or event. These reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in significant losses to the Company. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risks with reinsurers to minimize its exposure to significant losses from reinsurer inability to honor its obligations to the Company.

USAGENCIES, L.L.C. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
7.	Reinsurance Activity (continued)

The effect of reinsurance on premiums written and earned, exclusive of policy fees, during the years ended December 31, 2006, 2005 and 2004 is as follows:

	2006		2005		2004
	Written	Earned	Written	Earned	Written	Earned

Direct	$177,054,629	$173,871,091	$157,274,726	$152,184,272	$140,733,199	$137,379,345
Ceded	(125,576,409)	(123,204,517)	(111,512,116)	(108,013,772)	(99,673,611)	(97,276,942)

	$51,478,220	$50,666,574	$45,762,610	$44,170,500	$41,059,588	$40,102,403

The Company receives a ceding commission from its quota share reinsurer. The Company allocates the ceding commission to policy acquisition costs, general and administrative expenses and loss adjustment expenses. The quota share ceding commission rate structure varies based on loss experience. As described in Note 5, management’s judgment about loss development is based upon estimates which may be different from actual future results. These estimates of loss experience are continually reviewed and adjusted, and resultant adjustments to ceding commissions are reflected in current operations (see Note 18 and 22).
Ceding commissions recognized are reflected as a reduction of the following expenses for the years ended December 31, 2006, 2005 and 2004:

	2006	2005	2004

General, administrative and selling expenses	$18,338,763	$14,567,328	$15,757,293
Loss adjustment expenses	13,366,481	10,365,952	9,665,653

Total	$31,705,244	$24,933,280	$25,422,946

At December 31, 2006 and 2005, ceding commissions of approximately $3,560,000 and $2,790,000, respectively, are allocated and reflected as a reduction to both deferred policy acquisition costs and unearned premiums, fees and ceding commissions in the accompanying consolidated balance sheets. Unearned ceding commissions totaled approximately $4,491,000 and $3,183,000 at December 31, 2006 and 2005, respectively.
The amount of recoveries pertaining to quota share reinsurance contracts that were deducted from losses incurred during 2006, 2005 and 2004 were approximately $82,986,000, $79,441,000 and $63,760,000, respectively. The amount of recoveries pertaining to catastrophic reinsurance contracts that were deducted from losses incurred during 2005 was approximately $3,809,000, all of which were related to Hurricane Katrina.

USAGENCIES, L.L.C. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
7.	Reinsurance Activity (continued)

The amount of unpaid losses and loss adjustment expenses and unearned premium the Company remains liable for in the event its reinsurers are unable to meet their obligations at December 31, 2006 and 2005 are as follows:

	2006	2005

Unpaid losses and loss adjustment expenses	$43,005,229	$46,415,706
Unearned premiums	32,905,085	30,533,193

Total	$75,910,314	$76,948,899

The Company and its quota share reinsurer entered into a trust agreement and pledge agreement whereby the reinsurer pledged assets to secure the ceded liabilities of the Company. The assets are held in a trust account in the name of the reinsurer and pledged to the Company. The estimated fair value of the pledged trust assets at December 31, 2006 and 2005 was approximately $71,636,000 and $66,500,000, respectively. The assets in the trust account are adjusted periodically and reported to the Company on a semi-annual basis.
8.	Subordinated Notes and Line of Credit

The premium finance subsidiary has a line of credit with a bank syndicate which had no balances outstanding at December 31, 2006 and 2005, respectively. During 2005, the line of credit facility was increased from $30,000,000 to $40,000,000. At December 31, 2006, the amount of the line of credit is limited to 85% of net eligible premium finance contracts outstanding, or $40,000,000, whichever is less. The line of credit is secured by all premium finance contracts receivable, capital stock of all subsidiary companies, and guarantees of USAgencies, L.L.C. and all subsidiaries except USAgencies Casualty Insurance Company and USAgencies Direct Insurance Company. The line of credit bears interest at the 30-day LIBOR index rate plus 175 to 225 basis points, depending upon the Company’s performance as measured by certain of the financial ratios defined in the loan agreement. At December 31, 2006 and 2005, the interest rate was 7.08% and 6.14%. The line of credit matures July 31, 2008 (See Note 22).

The terms of the line of credit require that the Company meet certain restrictive covenants. These covenants include, among other things, maintaining certain financial ratios and minimum net worth requirements, limiting dividends, limiting investments, and limiting borrowing activities of the Company.

On March 29, 2005, the Company issued $20,000,000 of floating rate subordinated notes with a stated maturity of March 15, 2035. The Company is required to make interest-only payments on a quarterly basis at the rate of the 3-month LIBOR plus 395 basis points (9.31% and 8.48% at December 31, 2006 and 2005). The variable interest rate will not exceed 12.50% through March 2010, with no limit thereafter. The notes are redeemable in whole or in part anytime after March 15, 2010. Prior to March 15, 2010, the notes may only be redeemed in whole or in part subject to certain specific restrictions and prepayment penalties pursuant to the indenture agreement. The Company recognized approximately $610,000 of deferred financing costs in connection with the issuance of the subordinated notes which is being amortized over the 30 year term of the subordinated notes (See Note 22).

USAGENCIES, L.L.C. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
9.	Notes Payable and Capital Lease Obligations

Notes payable to vendors and banks were $11,517 and $55,351 at December 31, 2006 and 2005, respectively. At December 31, 2006, the notes were payable in monthly installments of approximately $1,700. All notes payable are financed at 0% interest. The notes are secured by equipment and are due during 2007.

The Company incurred capital lease obligations to finance the purchase of computer and telephone equipment. The present value of the minimum lease payments relating to the equipment have been capitalized and are being depreciated over the estimated useful lives of the equipment . Obligations under capital leases are collateralized by equipment with a gross carrying value of $701,989 and $959,345 at December 31, 2006 and 2005, respectively. Accumulated depreciation related to the leased equipment was $448,588 and $518,187 at December 31, 2006 and 2005, respectively.

Total future minimum lease payments under capital lease obligations as of December 31, 2006 amounted to $165,431, of which $3,166 represents interest. The entire amount is due in 2007.
10.	Federal Income Taxes

The provision for income tax expense for the years ended December 31, consists of the following:

	2006	2005	2004

Current tax expense	$12,620,026	$10,046,434	$12,502,400
Deferred tax benefit	(159,800)	(478,148)	(1,260,600)

Total	$12,460,226	$9,568,286	$11,241,800

The Company and its subsidiaries file a consolidated federal income tax return. Federal income tax expense differs from the amount computed by applying the statutory federal income tax rate to earnings as follows:

	2006		2005		2004
	Amount	Percent	Amount	Percent	Amount	Percent

Income before income taxes	$32,949,679	100.0%	$25,845,250	100.0%.	$29,618,993	100.0%

Computed tax at statutory rate	$11,532,400	35.0%	$9,045,800	35.0%	$10,366,600	35.0%
Tax exempt investment income	(413,900)	(1.3%)	(269,800)	(1.0%)	(288,200)	(1.0%)
State income taxes	1,802,909	5.5%	1,529,507	5.9%	1,626,200	5.5%
Other	(461,183)	(1.4%)	(737,221)	(2.9%)	(462,800)	(1.5%)

Income tax expense	$12,460,226	37.8%	$9,568,286	37.0%	$11,241,800	38.0%

USAGENCIES, L.L.C. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
10. Federal Income Taxes (continued)
The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2006 and 2005 are as follows:

	2006	2005

Deferred tax assets
Unearned revenues and loss reserves	$4,144,500	$3,677,700
Provision for credit losses	192,500	192,500
Unit-based compensation	1,229,833	1,148,356
Investment valuation	370,361	293,052
Accruals and other deferred deductions	666,200	1,271,900

Total deferred tax assets	6,603,394	6,583,508

Deferred tax liabilities
Deferred policy acquisition costs	(540,000)	(736,500)
Depreciation and amortization	(344,400)	(365,200)

Total deferred tax liabilities	(884,400)	(1,101,700)

Net deferred tax asset, before valuation allowance	5,718,994	5,481,808

Valuation allowance	—	—

Net deferred tax asset	$5,718,994	$5,481,808

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon generation of future taxable income during the periods in which those temporary differences become deductible. The Company has not established a valuation allowance against deferred tax assets, as management believes it is more likely than not the net deferred tax asset will be realized.
11. Statutory Financial Information
Included in these consolidated financial statements are the accounts of USAgencies Casualty Insurance Company, Inc. (Casualty) and USAgencies Direct Insurance Company (Direct), both of which are property and casualty insurance company subsidiaries. The financial statements of Casualty and Direct have been prepared on the basis of generally accepted accounting principles (GAAP), which differs in certain respects with the statutory accounting principles prescribed or permitted by the departments of insurance of the states in which the companies are domiciled (Statutory basis).

USAGENCIES, L.L.C. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
11. Statutory Financial Information (continued)
A comparison of GAAP and Statutory basis net income and stockholder’s equity of Casualty at December 31, 2006, 2005 and 2004 follows:

	GAAP	Statutory
Net income:
Year ended December 31, 2006	$14,918,979	$14,516,486

Year ended December 31, 2005	$11,011,949	$9,726,728

Year ended December 31, 2004	$10,423,342	$12,184,891

Stockholder’s equity/surplus as regards policyholders:
December 31, 2006	$43,742,289	$48,973,375

December 31, 2005	$32,730,378	$38,218,289

December 31, 2004	$22,480,362	$29,145,198

A comparison of GAAP and Statutory basis net loss and stockholder’s equity of Direct at December 31, 2006, 2005 and 2004 follows:

	GAAP	Statutory
Net loss:
Year ended December 31, 2006	$(669,900)	$(836,131)

Year ended December 31, 2005	$(325,533)	$(441,825)

Year ended December 31, 2004	$(421,045)	$(426,358)

Stockholder’s equity/surplus as regards policyholders:
December 31, 2006	$8,696,737	$8,770,096

December 31, 2005	$9,403,287	$9,393,727

December 31, 2004	$9,856,739	$9,793,352

USAGENCIES, L.L.C. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
12. Capital Stock/Membership Units
At December 31, 2006 and 2005, the Company was authorized to issue 40 million membership units and had 12,327,503 and 12,320,003 units issued and outstanding, respectively. In 2005, 5,000 units were repurchased for $60,000. In 2006, 7,500 restricted units were issued to an executive.
13. Unit-based Compensation
Option Plan:
Effective September 1, 1998, the Company adopted a non-qualified unit option plan for its executive and key employees. Under the plan, options were originally granted of up to 900,778 units of USAgencies, L.L.C. with an exercise price of one dollar ($1) per unit. The options granted generally vest at a rate of 20% per year; at death, permanent disability, or retirement of the optionee; or at certain changes in control of the Company. The optionees are generally required to exercise any vested options within 90 days of separation from the Company or forfeit their options. All unit options expire on August 31, 2010 and membership units acquired through exercise of options are restricted from sale except in the event of a public offering or change in control of the Company (See Note 22).
The fair value of the options granted was estimated at $3,501,359 on the date of grant. Unit-based compensation cost was charged to expense in the year the options vested; no options vested in 2006, 2005 and 2004. Fair value of the options was determined using the following assumptions: weighted average risk-free interest rate-5%; expected volatility-not used; dividend yield-no dividends are expected to be paid. During 2004, an employee exercised 40,000 unit options, and the Company simultaneously repurchased the 40,000 units for $6.51 per unit, net of $1.00 per unit exercise price, for a net purchase price of $260,680, of which $216,128 was recorded as a reduction of members’ equity, net of related income taxes.
A summary of the status of the option plan at December 31, 2006, 2005 and 2004 follows:

	2006	2005	2004
Units granted during year	none	none	none
Units granted and outstanding at December 31	820,778	820,778	820,778
Market value at date of grant per unit	$4.75	$4.75	$4.75
Units exercisable at December 31	820,778	820,778	820,778
Remaining contractual life in years at December 31	3.67	4.67	5.67
Unit-based Compensation Plan:
During 2004, the Company adopted an executive unit-based incentive compensation plan and awarded 200,000 restricted units of membership interest of the Company. Upon achieving annual performance levels, the plan provided that the restricted units shall vest at the rate of up to 20% per year. In the event of death, permanent disability, or termination from service, any rights to remaining restricted units shall terminate. Membership interests valued at $250,000 were reflected as an increase in members’ equity and expense during the year ended December 31, 2004 based on achievement of performance goals. In 2005, the Company terminated this plan for $250,000, as part of a severance agreement with a former executive employee.

USAGENCIES, L.L.C. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
13. Unit-based Compensation (continued)
During 2006, the Company also awarded an executive 7,500 restricted units of membership interest of the Company. Membership interest of $80,400 was recorded as an increase in members’ equity and expense during 2006. The Company awarded 35,000 restricted units of membership to another executive and recorded $151,941 as an increase in members’ equity and expense during 2006, which represents the vested portion of the restricted units. Also, during 2006, the Company committed to issue 12,500 restricted units of membership interest related to the purchase and sale agreement entered into by the Company on October 12, 2006 as further described in Note 21. The award of these restricted units was contingent on the consummation of the purchase and sale transaction which occurred subsequent to December 31, 2006; accordingly, these restricted units were not awarded and no related compensation was recorded during 2006.
14. Earnings per membership unit (share)
Basic earnings per membership unit (share) excludes all potentially dilutive securities from the calculation and is calculated by dividing net income available to unit holders by the weighted average number of units outstanding for the period. Diluted earnings per unit/share reflects the potential dilution that could occur if securities or other contracts to issue additional units were exercised or converted into membership units. The following tables reflect the basic and diluted earnings per share calculations for the years ended December 31, 2006, 2005 and 2004.

	2006	2005	2004

Net income	$20,489,453	$16,276,964	$18,377,193

Weighted average membership units outstanding:
Basic	12,327,503	12,320,003	12,325,003

Diluted	13,177,261	13,140,780	13,179,131

Earnings per membership unit:
Basic	$1.66	$1.32	$1.49

Diluted	$1.56	$1.24	$1.39

USAGENCIES, L.L.C. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
15. Segments of Business
The Company has three principal operating segments: property and casualty, premium finance, agency and corporate. The Company’s reportable segments operate as separate operating subsidiaries that provide different products and services, and for which financial information is separately prepared and monitored. The following table summarizes financial information by segment for the year ended December 31, 2006:

	Property and			Reclassifications/
2006	Casualty Insurance	Premium Finance	Agency and Corporate	Eliminations	Total
Revenues:
Premiums written	$177,054,629	$—	$—	$—	$177,054,629
Premiums ceded	(125,576,409)	—	—	—	(125,576,409)
Change in unearned premiums	(811,646)	—	—	—	(811,646)
Policy and other underwriting fees	10,187,224	—	1,050,559	—	11,237,783

Net premiums/fees earned	60,853,798	—	1,050,559	—	61,904,357

Financing interest and fees	—	21,073,674	—	—	21,073,674
Investment income — net	3,902,751	229,197	1,902,296	(886,886)	5,147,358
Other income	—	—	2,458,590	—	2,458,590
Management fee income	—	—	46,394,178	(46,394,178)	—

Total revenues	64,756,549	21,302,871	51,805,623	(47,281,064)	90,583,979

Expenses and Losses:
Losses and loss adjustment expenses	35,423,160	—	—	—	35,423,160
General, admin. and selling expenses	6,730,991	14,980,645	42,329,428	(46,394,178)	17,646,886
Interest expense	—	1,076,313	1,880,450	(886,886)	2,069,877
Depreciation and amortization	—	—	2,494,377	—	2,494,377

Total expenses and losses	42,154,151	16,056,958	46,704,255	(47,281,064)	57,634,300

Income Before Income Taxes:	22,602,398	5,245,913	5,101,368	—	32,949,679

Provision for income taxes	8,353,320	2,051,110	2,055,796	—	12,460,226

Net Income	$14,249,078	$3,194,803	$3,045,572	$—	$20,489,453

Segment Assets	$173,434,378	$42,367,421	$34,794,134	$—	$250,595,933

USAGENCIES, L.L.C. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
15. Segments of Business (continued)
The following table summarizes financial information by segment for the year ended December 31, 2005:

	Property and			Reclassifications/
2005	Casualty Insurance	Premium Finance	Agency and Corporate	Eliminations	Total
Revenues:
Premiums written	$157,274,726	$—	$—	$—	$157,274,726
Premiums ceded	(111,512,116)	—	—	—	(111,512,116)
Change in unearned premiums	(1,592,110)	—	—	—	(1,592,110)
Policy and other underwriting fees	9,611,679	—	2,728,514	—	12,340,193

Net premiums/fees earned	53,782,179	—	2,728,514	—	56,510,693

Financing interest and fees	—	19,661,953	—	—	19,661,953
Investment income — net	2,939,515	142,267	589,133	(591,507)	3,079,408
Other income	—	—	65,308	—	65,308
Management fee income	—	—	41,038,768	(41,038,768)	—

Total revenues	56,721,694	19,804,220	44,421,723	(41,630,275)	79,317,362

Expenses and Losses:
Losses and loss adjustment expenses	32,900,742	—	—	—	32,900,742
General, admin. and selling expenses	7,136,947	13,161,987	38,442,707	(41,038,768)	17,702,873
Interest expense	—	771,004	1,167,206	(591,507)	1,346,703
Depreciation and amortization	—	—	1,521,794	—	1,521,794

Total expenses and losses	40,037,689	13,932,991	41,131,707	(41,630,275)	53,472,112

Income Before Income Taxes:	16,684,005	5,871,229	3,290,016	—	25,845,250

Provision for income taxes	5,997,589	2,179,528	1,391,169	—	9,568,286

Net Income	$10,686,416	$3,691,701	$1,898,847	$—	$16,276,964

Segment Assets	$165,797,797	$41,022,441	$26,104,904	$—	$232,925,142

USAGENCIES, L.L.C. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
15. Segments of Business (continued)
The following table summarizes financial information by segment for the year ended December 31, 2004:

	Property and			Reclassifications/
2004	Casualty Insurance	Premium Finance	Agency and Corporate	Eliminations	Total
Revenues:
Premiums written	$140,733,199	$—	$—	$—	$140,733,199
Premiums ceded	(99,673,611)	—	—	—	(99,673,611)
Change in unearned premiums	(957,185)	—	—	—	(957,185)
Policy and other underwriting fees	8,665,643	—	2,847,363	—	11,513,006

Net premiums/fees earned	48,768,046	—	2,847,363	—	51,615,409

Financing interest and fees	—	18,365,995	—	—	18,365,995
Investment income — net	2,078,004	—	58,356	(409,919)	1,726,441
Other income	—	(3,972)	7,360	—	3,388
Management fee income	—	—	36,590,631	(36,590,631)	—

Total revenues	50,846,050	18,362,023	39,503,710	(37,000,550)	71,711,233

Expenses and Losses:
Losses and loss adjustment expenses	27,278,988	—	—	—	27,278,988
General, admin. and selling expenses	7,507,880	11,657,032	30,959,380	(36,590,631)	13,533,661
Interest expense	58,382	695,274	32,073	(409,919)	375,810
Depreciation and amortization	—	—	903,781	—	903,781

Total expenses and losses	34,845,250	12,352,306	31,895,234	(37,000,550)	42,092,240

Income Before Income Taxes:	16,000,800	6,009,717	7,608,476	—	29,618,993

Provision for income taxes	5,998,500	2,284,900	2,958,400	—	11,241,800

Net Income	$10,002,300	$3,724,817	$4,650,076	$—	$18,377,193

Segment Assets	$133,626,148	$33,391,310	$11,905,640	$—	$178,923,098

USAGENCIES, L.L.C. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
16. Fair Value of Financial Instruments
The carrying amount and estimated fair values of financial instruments at December 31, 2006 and 2005 are as follows:

	2006		2005
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Financial Assets
Investment securities	$79,164,466	$79,164,466	$77,678,904	$77,678,904
Cash and cash equivalents	22,748,779	22,748,779	14,701,459	14,701,459
Premium finance receivables	37,269,671	37,269,671	35,004,628	35,004,628
Investment income due and accrued	1,292,450	1,292,450	1,419,054	1,419,054

Financial Liabilities
Subordinated notes	20,000,000	20,000,000	20,000,000	20,000,000
The fair values disclosed represent management’s best estimates of fair value of the financial instruments above. Certain financial instruments and all non-financial instruments are not required to be disclosed. The aggregate fair value amounts presented are not intended to represent the underlying aggregate fair value of the Company.
The methods and assumptions used to estimate fair value of financial instruments are as follows:
Investment security fair values are estimated using quoted market prices where available. Certain securities owned by the Company may trade infrequently or not at all; therefore, the fair value of these securities was determined by management evaluating quoted market values of securities with similar characteristics and considering the liquidity of these securities.
Premium finance receivables carrying values approximate the fair value.
Cash, short-term investments and accrued investment income carrying values approximate the fair value.
The fair value of the Company’s debt is estimated by management to approximate the carrying value due to, among other things, the variable rate nature of the debt.

USAGENCIES, L.L.C. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
17. Commitments and Contingencies
     Leases:
The Company routinely enters into operating leases for office facilities with initial terms of 24 to 60 months. The majority of the leases have renewal options of two to three years at rates comparable to the present charges. Rental expense for the years ended December 31, 2006, 2005 and 2004 was approximately $3,049,000, $2,267,000 and $1,807,000, respectively. The Company anticipates that rental expense for these leases will continue at rates commensurate with the 2006 amount over the next five years.
Operating leases that have non-cancelable lease terms in excess of one year have the following minimum lease payments as of December 31, 2006:

Years ending December 31,
2007	$2,176,600
2008	1,496,900
2009	1,007,600
2010	770,500
2011	503,000
Thereafter	331,000

Total minimum lease payments	$6,285,600

     Litigation:
In the normal course of business, the Company becomes involved in various insurance-related claims and legal actions. USAgencies Casualty Insurance Company, Inc. is also the defendant in a matter which alleges that a fee was improperly collected by the Company representing value adjustments in the determination of cash values of total loss vehicles. The Company has appealed the court’s decision to certify the matter as a class action.
Management of the Company establishes estimated liabilities for reported and unreported contingencies. Management believes that the outcome of claims and any related legal proceedings will be provided for by the estimated insurance liabilities and will not have a material adverse effect on the Company’s financial position or results of operations.
     Other:
During August and September 2005, the Company’s operations were adversely affected by Hurricanes Katrina and Rita. The Company filed claims under its business interruption and property insurance policies and reached final settlement for all related claims during 2006. The Company reported business interruption proceeds of approximately $2,441,000 as other income in the 2006 consolidated financial statements as final settlement of these claims.
The Company has entered into employment agreements with certain key employees and officers. These agreements grant the right to receive certain benefits, including base salary, should the individuals be terminated other than for cause.

USAGENCIES, L.L.C. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
17. Commitments and Contingencies (continued)
At December 31, 2006, the Company maintained deposits of approximately $30,123,000 in financial institutions which are in excess of FDIC insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.
18. Significant Concentrations
Since the Company’s inception, its operations and customers have been concentrated in Louisiana. In 2001, the Company began writing insurance in Illinois and in 2005 the Company began writing insurance in Alabama. While the Company intends to expand its operations to other states in order to diversify its geographic risks and concentrations, Louisiana policyholders represented approximately 85% , 92% and 95% of the Company’s premiums, fees, and finance revenues earned in 2006, 2005 and 2004, respectively (See Note 22). Accordingly, the Company could be adversely affected by economic downturns, natural disasters, regulatory or legislative actions, and other conditions that may occur from time-to time in these states, which may not significantly affect more diversified competitors.
The Company has entered into significant quota share reinsurance contracts with GMAC Reinsurance. The Company is dependent upon these reinsurance contracts in order to continue to write and finance the current level of insurance premiums. The Company’s current quota share reinsurance contracts are for terms through 2008 for Casualty’s Louisiana business and Direct’s Illinois business. Direct ‘s Alabama business is under current quota share reinsurance contracts for terms through 2007 (See Note 22).
19. Regulatory Restrictions
The Company is subject to comprehensive regulation and supervision by government agencies in Louisiana and New York, the states in which its insurance subsidiaries are domiciled, as well as states where subsidiaries sell insurance products, issue insurance policies, and handled claims. Certain states impose restrictions or require prior regulatory approval of certain corporate actions, which may adversely affect the Company’s ability to operate, innovate, obtain necessary rate adjustments in a timely manner or grow business profitability. These regulations provide safeguards for policyholders, and are not intended to protect the interest of members/stockholders. The ability of the Company to comply with these laws and regulations, and to obtain necessary regulatory action in a timely manner, is and will continue to be critical to the Company’s success.

USAGENCIES, L.L.C. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
19. Regulatory Restrictions (continued)
The Company’s insurance subsidiaries are subject to risk-based capital standards and other minimum capital and surplus requirements under applicable state laws, including the laws of their state of domicile. The risk-based capital standards, based upon the Risk-Based Capital Model Act adopted by the National Association of Insurance Commissioners (NAIC) requires insurance companies to report their results of risk-based capital calculations to state departments and the NAIC. Failure of insurance subsidiaries to meet the applicable risk-based capital or minimum statutory capital requirements imposed by the states they do business in could subject these subsidiaries to further examination or corrective action imposed by the state regulators, including limitations on writings of additional business, state supervision or liquidation. Any change in existing risk-based capital requirements or minimum statutory capital requirements may require increased statutory capital levels, which the Company may be unable to achieve. As of December 31, 2006 and 2005, Casualty’s and Direct’s total adjusted capital exceeded the risk-based capital requirements.
The Company and its property and casualty insurance subsidiaries are subject to insurance holding company regulations and other regulations of the Louisiana (Casualty) and New York (Direct) Departments of Insurance. The insurance subsidiaries must maintain minimum stockholder’s equity/capital and surplus on a statutory basis and are limited without regulatory approval to pay dividends. Persons or entities that acquire or own a certain threshold amount, directly or indirectly, of USAgencies, L.L.C.’s outstanding voting securities may be subject to certain initial approval and disclosure obligations and, thereafter, to ongoing disclosure requirements under applicable insurance laws.
In the fall of 2006, the State of Louisiana Department of Insurance initiated a routine financial examination and market conduct examination of USAgencies Casualty Insurance Company, Inc. Management has not been made aware of any significant deficiencies or practices that are believed to have a material impact on the Company’s financial position or operations.
20. Related Party Transactions
In 2004, the Company executed a surety bond on behalf of an executive officer in the amount of approximately $3.1 million as security for granting an order of appeal in a matter unrelated to the Company. In 2006, the surety bond was withdrawn and canceled by the court and the collateral securing the surety bond was released.
During the year ended December 31, 2005, a non-manager unitholder served as the real estate broker in the acquisition of property by the Company and received from the seller a real estate commission in the amount of $200,000.

USAGENCIES, L.L.C. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
21. Sales Process and Definitive Agreement
In connection with the marketing of the Company for sale, during 2006 the Company entered into agreements with key managers providing for the aggregate award, upon the successful completion of the sale of the Company, of approximately $340,000 in transaction-related cash bonuses and the grant of 12,500 restricted units valued at approximately $185,000. Due to the contingent nature of these transaction bonuses and unit awards, these amounts are not recorded in the accompanying consolidated financial statements. The Company also entered into agreements with other key managers providing for sales transaction bonuses which where were not contingent upon the completion of any transaction. These sales bonuses in the aggregate amount totaling approximately $280,000 are accrued in the 2006 consolidated financial statements. Additionally in 2006, the Company awarded 35,000 restricted units (valued at $519,000) to a key manager, which will fully vest on December 31, 2007, unless vested earlier due to a change in control. The accompanying consolidated financial statements include compensation expense of approximately $152,000 related to this award.
Effective October 12, 2006, Affirmative Insurance Holdings, Inc. (Affirmative) entered into a Purchase and Sale Agreement (the Agreement) with the unit holders (the Sellers) of the Company to acquire 100% of the membership units in a fully-financed all cash transaction valued at approximately $200 million, subject to certain adjustments as defined in the Agreement. The Agreement required, among other things, that prior to the completion of the transaction or the earlier termination of the Agreement, the Company and its subsidiaries would continue to conduct their respective operations in the ordinary course, and prohibited or limited certain actions, without the prior written consent of Affirmative, including, equity related transactions; the amendment, modification or termination of contracts; the incurrence of indebtedness; the encumbrance of properties or assets; or the waiver or release of any material right.
To facilitate the closing of the transaction with Affirmative, and fully contingent on the consummation of the sale to Affirmative by March 31, 2007, the Company and former chief executive officer resolved a disputed unit-based award, whereby 96,250 restricted units would be awarded to the former executive. As such, the resolution of the claim does not represent compensation cost in 2006 and no provision has been made in the accompanying 2006 consolidated financial statements.
The transaction with Affirmative was completed on January 31, 2007, and resulted in the Company and its subsidiaries becoming wholly-owned by Affirmative (See Note 22).
22. Subsequent Events
On January 31, 2007, the Company’s unit holders and Affirmative (See Note 21) completed the sale of all of the issued and outstanding membership interests of the Company for an aggregate purchase price of approximately $196.3 million in cash, after giving effect to deductions based on the estimated indebtedness and book value of the Company, and the estimated Sellers’ expenses of the transaction. The purchase price is subject to a post-closing adjustment based on actual indebtedness and the book value of the Company, and the actual Sellers’ expenses of the transaction, as finally determined within a specified period following closing. Based on the January 31, 2007, closing date, the Agreement designates January 1, 2007 as the transaction effective date for accounting purposes.

USAGENCIES, L.L.C. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
22. Subsequent Events (continued)
On January 31, 2007, Affirmative entered into a $220 million senior secured credit facility (the Facility) provided by a syndicate of lenders. Concurrently with its entry into the Facility, Affirmative borrowed $200 million under the term loan portion of the Facility to finance its acquisition of the Company and to pay related costs and expenses. The Facility is secured by liens on the assets of Affirmative and certain of its subsidiaries, including but not limited to, the assets and accounts of USAgencies, L.L.C. and its non-insurance subsidiaries, LIFCO, L.L.C. and USAgencies Management Services, Inc. There are no liens on the assets of the regulated insurance subsidiaries of the Company.
Effective with the closing of the transaction, all managers and directors then serving on the boards of the Company and its subsidiaries resigned. Concurrent with the transaction, all previously restricted units and option were issued, (if contingent on the transaction) and became fully-vested and simultaneously purchased (in the case of restricted units) or cancelled (in the case of options to acquire units) at closing. Pursuant to the terms of the Agreement, on January 31, 2007, the Company terminated its $40 million premium finance line of credit with a bank syndicate and all related collateral securing the line of credit facility was simultaneously released. At the time of the termination of the premium finance line of credit, there were no borrowings or other amounts outstanding under the line of credit facility.
In connection with the completion of the transaction, the Company re-evaluated its reinsurance program, considering the capital structure and risk management programs of the combined operations of Affirmative. On January 31, 2007, the Company gave written notice to its reinsurer of its intent to terminate its quota share reinsurance agreements, with an effective cancellation date of April 1, 2007. The Company further notified its reinsurer of its decision to exercise its option to terminate liability at cancellation, whereby the reinsurer will have no liability on claims arising subsequent to the effective date of cancellation. In February 2007, the Company and its quota share reinsurer also negotiated terms of a new quota share agreement and on February 27, 2007, entered into a new 21-month quota share agreement to be effective April 1, 2007. The new quota share agreement will increase the Company’s net retention from 30% to 75% and from 25% to 75% on policies issued in Louisiana and Alabama, respectively. The Company is currently evaluating its catastrophe excess of loss reinsurance program in light of its increased retention.
The acquisition of the Company’s units by Affirmative constituted a change in control under the indenture and provisions of the Company’s $20 million floating rate subordinated notes, triggering the Company’s obligation to offer to redeem from the holders all or any part of the notes at a cash price of 101% of the aggregate principal amount of the notes. On February 23, 2007, the Company provided its offer to redeem the notes from the holders, and effective February 27, 2007, received notices from 100% of the holders electing not to accept the redemption offer.
Concurrent with the completion of the transaction, the Company and Affirmative’s management have begun the process of assessing and formulating a plan to integrate its existing businesses and identify redundant locations, operations, personnel and business systems. While management has not completed its assessment, the final plan may significantly affect the Company’s operations and the carrying value of the Company’s assets and liabilities.